                          (STERLING BANCORP LETTERHEAD)

John W. Tietjen                                 Dean Mastrojohn
Executive Vice President &                      Media Relations
Chief Financial Officer                         MWW Group
Sterling Bancorp                                dmastrojohn@mww.com
john.tietjen@sterlingbancorp.com                201.964.2412
212.757.8035

                              For Immediate Release

     STERLING NATIONAL BANK STRENGTHENS PRESENCE IN QUEENS WITH NEW REGIONAL
                                 BANKING CENTER

             Ribbon-Cutting Ceremony To Kick-Off Grand Opening of
            New Queens Regional Banking Center in Long Island City

      NEW YORK, N.Y., February 10, 2004 - Sterling National Bank, the principal banking subsidiary of financial holding company Sterling Bancorp (NYSE: STL), today announced the grand opening of its Regional Banking Center in Long Island City, Queens. The new Banking Center is located at 30-00 47th Avenue in Long Island City.

      Mr. Mark Stroubos is LIC Branch Manager and Mr. Peter Bonet will lead the corporate lending initiative as vice president of corporate lending. Both bring over 40 years of banking experience to Sterling. They will be joining Chairman Louis J. Cappelli, President John C. Millman and other senior staff at a ribbon-cutting ceremony today at 9:00 am to officially kick-off the opening.

      "We are excited to bring our distinctive approach to banking to the Long Island City community," said Mr. Cappelli. "Sterling has been operating in Queens for more than 50 years and this new regional banking center demonstrates our dedication to providing local businesses with our `high touch' customer service, diverse product offerings and up-to-date technology and convenience. Sterling continues to take advantage of growth opportunities in New York City and surrounding areas, also illustrated by our recent expansion into Westchester."

      The new Regional Banking Center will offer clients a broad range of banking and financial service products. The facility offers a commercial lending unit, a retail branch office with 24-hour ATM access, an array of depository services, paycheck services for local residents and employees, and extended hours of operation on weekdays and Saturdays in order to meet payroll cash requirements. The new LIC branch also includes Sterling Quick Check, a check cashing facility that provides money orders and wire transfer services.

      In addition to traditional banking services such as commercial lines of credit and term loans, Sterling also provides alternative forms of financing such as factoring, asset based lending, commercial and residential mortgages and equipment leasing services all customized to meet individual needs.

ABOUT STERLING BANCORP:

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in the metropolitan New York area, North Carolina and Mid-Atlantic States, and conducts business throughout the U.S.

This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business - Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.